EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated February 26, 1999 accompanying the financial statements and financial schedule of Sterile Recoveries, Inc. as of December 31, 1998 and for each of the two years in the period ended December 31, 1998, that is included in the Company's Form 10-K for the year ended December 31, 1999. We hereby consent to the incorporation by reference of said report in the Registration Statement of Sterile Recoveries, Inc. on Form S-8 (File No. 333-31911, effective July 23, 1997).

                                                     /s/ GRANT THORNTON LLP


Tampa, Florida
March 27, 2000